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Exhibit 99.1

TransDigm Group Announces Preliminary Fiscal 2007 First Quarter Results
- Revises Upward Fiscal 2007 Full Year Financial Guidance

        Cleveland, Ohio, January 23, 2007, PRNewswire-FirstCall—TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today announced preliminary results for the fiscal 2007 first quarter ended December 30, 2006.

        Based on preliminary, unaudited financial results for the first fiscal quarter ended December 30, 2006, TransDigm Group currently expects to report net sales of approximately $123 million, compared to $100 million in net sales for the comparable period last year, an increase of approximately $23 million, or 23%. Net income is expected to be approximately $20 million for the three months ended December 30, 2006, compared to $9 million in net income for the prior year period, an increase of approximately $11 million, or 122%.

        This revenue growth is approximately 75% organic and 25% acquisition driven, with a particularly strong quarter of commercial aftermarket sales being the largest contributor to the organic growth and commercial OEM and defense sales contributing to organic sales growth to a lesser degree.

        In addition, TransDigm Group expects to report EBITDA for the three months ended December 30, 2006 of approximately $54 million, compared to EBITDA of $39 million for the comparable period in the prior year, an of approximately $15 million, or 38%. EBITDA As Defined is expected to be approximately $56 million for the three months ended December 30, 2006, compared to $43 million for the comparable period in the prior year, an increase of approximately $13 million, or 30%.

        TransDigm Group expects to report earnings per share for the three months ended December 30, 2006 of approximately $0.43, compared to $0.19 for the comparable period last year, an increase of approximately $0.24, or 126%. It expects to report adjusted earnings per share for the three months ended December 30, 2006 of approximately $0.46, compared to $0.25 for the comparable period last year, an increase of approximately $0.21, or 84%.

        Please see the attached tables for a reconciliation of EBITDA, EBITDA As Defined, and adjusted net income to net income for the fiscal 2007 first quarter ended December 30, 2006. EBITDA, EBITDA As Defined, adjusted net income, and adjusted earnings per share are defined below under the heading "Non-GAAP Supplemental Information".

        TransDigm plans to report its fiscal 2007 first quarter results on February 12, before the market opens, and will host a conference call for investors and security analysts shortly thereafter.

Revision to Fiscal 2007 Guidance

        Based on these expected fiscal 2007 first quarter results and current market conditions, but excluding any potential impact of the previously announced pending acquisition of Aviation Technologies, Inc. (ATI), TransDigm Group is revising its full year guidance upwards as follows:

        — Revenues are anticipated in the range of $500 million to $510 million;

        — Net income is anticipated in the range of $80 million to $86 million;

        — EBITDA As Defined is anticipated in the range of $227 million to $235 million;

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        — Earnings per share are expected to be in the range of $1.68 to $1.80 per share; and

        — Adjusted earnings per share are expected to be in the range of $1.79 to $1.91 per share.

        As part of the aforementioned conference call, management will discuss both the revised guidance for the base business and the expected impact of the ATI acquisition on fiscal 2007 financial results.

About TransDigm Group

        TransDigm Group, through its wholly-owned subsidiaries, including TransDigm Inc., is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include ignition systems and components, gear pumps, mechanical/electromechanical actuators and controls, NiCad batteries/chargers, power conditioning devices, hold-open rods and locking devices, engineered connectors, engineered latches and cockpit security devices, lavatory hardware and components, specialized AC/DC electric motors and specialized valving.

Non-GAAP Supplemental Information

        EBITDA, EBITDA As Defined, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, certain acquisition-related costs and certain other non-recurring costs, all as more fully described in the attached tables. TransDigm Group defines adjusted net income as net income plus deferred compensation costs, stock option expense, acquisition-related costs and certain other non-recurring expenses, all as more fully described in the attached tables. As used in this press release, adjusted earnings per share means adjusted net income, calculated on a fully-diluted per share basis.

        TransDigm Group presents these non-GAAP financial measures because it believes that they are a useful indicator of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure a company's operating performance without regard to items such as interest expense, income tax expense and depreciation and amortization, which can vary substantially from company to company. EBITDA As Defined is used to measure TransDigm Inc.'s compliance with the financial covenant contained in its senior secured credit facility. TransDigm Group's management also uses EBITDA As Defined to review and assess its operating performance and management team in connection with employee incentive programs and the preparation of its annual budget and financial projections. In addition, TransDigm Group's management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

        None of EBITDA, EBITDA As Defined, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group's calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

Forward-Looking Statements

        Statements in this press release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including expectations of future

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performance, profitability, growth and earnings. All statements other than statements of historical fact that address activities, events or developments that the TransDigm Group expects, believes or anticipates will or may occur in the future are forward-looking statements, including, in particular, statements about TransDigm Group's plans, objectives, strategies and prospects regarding, among other things, its financial condition, results of operations, and business. TransDigm Group has identified some of these forward-looking statements with words like "believe," "may," "will," "should," "expect," "intend," "plan," "predict," "anticipate," "estimate" or "continue" and other words and terms of similar meaning. Specifically, statements contained under the heading "Revision to Fiscal 2007 Guidance" constitute forward-looking statements.

        In addition, the selected fiscal 2007 first quarter financial results included in this press release are estimates and subject to change. Neither TransDigm Group nor its auditors have completed their normal quarterly review procedures for the three months ended December 30, 2006 and there can be no assurance that our final results for this three month period will not differ from the estimates set forth in this press release, and the estimates set forth in this press release should not be viewed as a substitute for full interim financial statements prepared in accordance with GAAP.

        All forward-looking statements involve risks and uncertainties which could affect TransDigm Group's actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: future terrorist attacks; a decrease in flight hours and TransDigm Group's customers' profitability, both of which are impacted by general economic conditions; TransDigm Group's substantial indebtedness; TransDigm Group's reliance on certain customers; TransDigm Group's fixed price contracts; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; the pricing review to which certain of TransDigm Group's divisions and subsidiaries have been subject; failure to complete or successfully integrate acquisitions, including the pending acquisition of ATI; future sales of common stock in the market caused by the substantial amount of stock held by affiliates; changes required to be made to our estimated fiscal 2007 first quarter financial results included in this press release upon the completion by TransDigm Group and its auditors of the normal quarterly review procedures; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group's Annual Report on Form 10-K and any other reports that TransDigm Group has filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Sean Maroney Investor Relations (216) 706-2945

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TRANSDIGM GROUP INCORPORATED
ESTIMATED SUPPLEMENTAL INFORMATION
FOR THE THIRTEEN WEEK PERIODS ENDED
DECEMBER 30, 2006 AND DECEMBER 31, 2005
(Amounts in Millions)
(Unaudited)

	Thirteen Week Periods Ended
	December 30, 2006	December 31, 2005
Net Income	$20.3	$9.0
Depreciation and Amortization	4.2	4.2
Interest Expense, net	17.8	19.8
Income Tax Provision	11.7	5.6

EBITDA	54.0	38.6
Add: As Defined Adjustments:
Deferred Compensation Costs(1)	0.5	(3.0)
Stock Option Expense(2)	0.8	0.2
Acquisition-Related Costs(3)	1.0	0.4
Non-Recurring IPO Costs(4)	—	0.7
One-Time Special Bonus(5)	—	6.2

Gross Adjustments	2.3	4.5

EBITDA As Defined	$56.3	$43.1

(1)
Represents the expenses (income) recognized by TransDigm Group under its deferred compensation plans. The amount reflected above for the thirteen week period ended December 31, 2005 includes a reversal of previously recorded amounts charged to expense of $3.8 million.

(2)
Represents the non-cash compensation expense recognized by TransDigm Group under its stock plans.

(3)
Represents costs incurred to integrate acquired businesses into TransDigm Group's operations, purchase accounting adjustments to inventory that were charged to cost of sales when the inventory was sold and other acquisition-related costs.

(4)
Represents non-recurring costs and expenses incurred by TransDigm Group related to the initial public offering.

(5)
Represents the one-time special bonus paid to certain members of management in November 2005.

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TRANSDIGM GROUP INCORPORATED
ESTIMATED SUPPLEMENTAL INFORMATION
FOR THE THIRTEEN WEEK PERIODS ENDED
DECEMBER 30, 2006 AND DECEMBER 31, 2005
(Amounts in Millions, except per share data) (Unaudited)

	Thirteen Week Periods Ended
	December 30, 2006	December 31, 2005
Net Income	$20.3	$9.0
Gross Adjustments	2.3	4.5
Tax Adjustment	(0.8)	(1.7)

Adjusted Net Income	$21.8	$11.8

Basic Earnings per Share	$0.45	$0.20
Diluted Earnings per Share	$0.43	$0.19
Adjusted Basic Earnings per Share	$0.49	$0.27
Adjusted Diluted Earnings per Share	$0.46	$0.25
Weighted-Average Shares Outstanding:
Basic	44.8	44.2
Diluted	47.8	46.7

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TransDigm Group Announces Preliminary Fiscal 2007 First Quarter Results - Revises Upward Fiscal 2007 Full Year Financial Guidance
TRANSDIGM GROUP INCORPORATED ESTIMATED SUPPLEMENTAL INFORMATION FOR THE THIRTEEN WEEK PERIODS ENDED DECEMBER 30, 2006 AND DECEMBER 31, 2005 (Amounts in Millions) (Unaudited)
TRANSDIGM GROUP INCORPORATED ESTIMATED SUPPLEMENTAL INFORMATION FOR THE THIRTEEN WEEK PERIODS ENDED DECEMBER 30, 2006 AND DECEMBER 31, 2005 (Amounts in Millions, except per share data) (Unaudited)